SUB-ITEM 77M
Mergers

Nuveen California Municipal Bond Fund, a series of
Nuveen Multistate Trust II
811-07755


On April 13, 2012 the above-referenced fund was the surviving fund in a reorganization. All of the assets of the Nuveen California Municipal Bond Fund 2 and the Nuveen
California Tax Free Fund were transferred to the Nuveen
California Municipal Bond Fund. The circumstances and details of the reorganization are contained in the N-14 filing on January 18, 2012, accession number 0001193125-12-
015572, which materials are herein incorporated by reference.